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                                                                   EXHIBIT 23(D)
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                                   CONSENT OF
                            WRIGHT AND COMPANY, INC.




















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                                                                   Exhibit 23(d)



                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS



         We consent to the references to our company in the Prospectus portion of Post-Effective Amendment No. 1 to the Registration Statement, including under the heading "Experts."




Wright & Company, Inc.                                By:  /s/ D. Randall Wright
                                                         -----------------------
                                                           D. Randall Wright
December 17, 2004                                          President